Exhibit 99.1

Investor Relations Department
P.O. Box 31601
Tampa, Florida 33631-3601
Telephone: (813) 871-4404 www.walterind.com

FOR IMMEDIATE RELEASE

WALTER INDUSTRIES ANNOUNCES THIRD QUARTER RESULTS

•                  Non-Core Divestiture Strategy on Track

•                  Company Confirms Full-Year Outlook

Tampa, FL (November 4, 2003) — Walter Industries, Inc. today reported results for the third quarter ended September 30, 2003. Income from continuing operations was $3.1 million, or $0.07 per diluted share, compared to $21.4 million, or $0.48 per diluted share, for the year-ago period. Income from continuing operations, excluding restructuring and impairment charges, for the third quarter of 2003 was $4.8 million, or $0.11 per diluted share, in line with the Company’s most recent forecast of $0.06 to $0.11 per diluted share.

The net loss of $9.3 million, or $0.22 per diluted share, in the third quarter reflects an increase in the estimated loss on disposal of the discontinued AIMCOR operations of $13.3 million, or $0.31 per diluted share, based on the transaction terms contained in the definitive agreement. This loss was partially offset by income of $0.02 per diluted share from discontinued AIMCOR operations in the quarter.

 JW Aluminum had a solid performance, U.S. Pipe posted improved results versus the year-ago period, despite the continued impact of higher scrap raw material costs, and the Homebuilding Group ended the quarter with a strong backlog of 2,256 homes, driven by new sales orders, up 8% over the prior year.  Offsetting these positive performances, Jim Walter Resources continued to face unfavorable geologic conditions, and the Homebuilding Group’s results were negatively impacted by higher costs related to organizational restructuring and the implementation of a new enterprise-wide operating system designed to drive future growth.

The Company has made solid progress in realizing its long-term strategy of simplifying the Company’s business mix by divesting non-core businesses.  The Company previously announced agreements to sell its JW Aluminum Company subsidiary to Wellspring Capital Management for $125 million and its AIMCOR subsidiary to Oxbow Carbon & Minerals for $127.7 million. These transactions are expected to close in the fourth quarter. Also, today the Company sold the resin-coated sand business of its Southern Precision Corporation subsidiary to an investment group for $3.6 million.

“These announced divestitures demonstrate our commitment to focusing on our core businesses of Homebuilding, Financing and U.S. Pipe,” said Chairman and Chief Executive Officer Don DeFosset.  “On the operational front, even though third-quarter earnings were consistent with our recent guidance, we were clearly not pleased with these results.  We foresee improvement in the coming months in Homebuilding, U.S. Pipe and Jim Walter Resources, and expect Financing to continue its solid performance.”

Net sales and revenues in the third quarter were down 2% versus the year-ago period. Earnings before senior debt interest, taxes, depreciation, amortization, non-cash post-retirement health benefits and non-cash restructuring charges (EBITDA) totaled $24.4 million during the third quarter, compared with $50.5 million in the prior-year period. Net sales and revenues and EBITDA exclude the AIMCOR discontinued operations.

Third-Quarter Results By Operating Segment  (Pro Forma From Continuing Operations)

The Homebuilding segment reported third-quarter revenues of $67.0 million, down $1.8 million or 3% from the year-ago period. Homebuilding completed 1,004 homes during the third quarter at an average net selling price of $66,000, compared with 1,082 homes at an average price of $63,000 for the same period the previous year.  Excluding its modular business, the Company completed 824 homes in the quarter, compared to 917 in the year-ago period. The modular business completed 180 homes in the current quarter, 15 more than the year-ago period. The segment posted an operating loss of $1.1 million in the third quarter, compared to operating income of $4.8 million in the prior-year period, primarily due to lower volume of completed units. This decline in volume is primarily the result of a reorganization of sales and construction personnel, as well as a temporary impact from the implementation of a new enterprise system.   Operating income was also negatively impacted by higher costs associated with new initiatives such as New Home Gallery expansions and a more extensive advertising campaign.

The Financing segment reported quarterly revenues of $61.1 million compared with $62.0 million in the year-ago period. Operating income totaled $11.9 million, versus $15.7 million a year ago. The profit decline reflected higher losses on repossessions in a challenging economic environment, which were partially offset by higher prepayment income. Prepayment speeds were 10.2% in the third quarter, versus 6.6% in the year-ago period. Last year’s third quarter also reflected higher income from the Company’s insurance business. Delinquencies (the percentage of amounts outstanding over 30 days past due) were 6.3% at the end of the third quarter, compared to 6.5% at the end of the third quarter of 2002 and 6.6% at the end of the second quarter of 2003.

The Industrial Products segment posted $189.5 million in revenues during the third quarter, compared to $190.9 million in the year-earlier period.  Operating income for the segment was  $11.2 million, compared to $9.6 million in the prior-year period. U.S. Pipe posted improved results as the first of three announced price increases took effect, countering the impact of higher scrap raw material costs. A second increase took effect in October, while a third increase was recently announced for early 2004. JW Aluminum’s revenues were up and profitability was stable versus the prior-year period.

In the Natural Resources segment, revenues were down versus the prior-year period, and the segment incurred an operating loss of $9.9 million in the quarter, compared to operating income of $11.3 million a year ago.  This decline was due to higher costs related to continued adverse geologic conditions in Mines No. 5 and 7.

Jim Walter Resources sold 1.5 million tons of coal at an average price of $34.59 per ton in the third quarter, compared to 1.6 million tons at an average price of $36.26 per ton in the prior year’s quarter. The price decline was primarily due to lower contract pricing for metallurgical coal, which took effect in the third quarter. The natural gas operation sold 2.1 billion cubic feet of gas in the third quarter at an average price of $4.30 per thousand cubic feet, compared to 2.4 billion cubic feet at $3.12 per thousand cubic feet in the prior-year quarter.

Outlook

Excluding AIMCOR, and based on current internal business forecasts and anticipated market conditions, Walter Industries expects to generate 2003 fourth-quarter earnings from continuing operations and JW Aluminum in the range of $0.24 to $0.29 per diluted share, resulting in full-year guidance of $0.70 to $0.75. These earnings estimates are within the previous earnings guidance and exclude any special items.

Conference Call Webcast

Walter Industries Chairman and CEO Don DeFosset and members of the Company’s leadership team will discuss quarterly results and other general business matters on a conference call and live Webcast to be held on Wednesday, November 5, 2003, at 9:00 a.m. Eastern time.  To listen to the event live or in archive, visit the Company Web site at www.walterind.com.

Walter Industries, Inc. is a diversified company with annual revenues of approximately $1.3 billion, excluding JW Aluminum and AIMCOR.  The Company is a leader in homebuilding, home financing and water transmission products. Based in Tampa, Florida, the Company employs approximately 5,400 people.  For additional news on the Company or investor information, please contact Joe Troy, Senior Vice President - Financial Services of Walter Industries at (813) 871-4404 or visit the corporate Web site.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results.  Those risks include, among others, changes in customers’ demand for the Company’s products, changes in raw material and equipment costs and availability, geologic conditions and changes in extraction costs in the Company’s mining operations, the completion of the sales of its AIMCOR and JW Aluminum subsidiaries and the timing of those transactions, changes in customer orders, pricing actions by the Company’s competitors, and general changes in economic conditions.  Risks associated with forward-looking statements are more fully described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update its outlook statements as of any future date.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE

Unaudited

	For the three months ended September 30,
	2003	2002

Basic Net Income (Loss) per share:

Basic income per share before restructuring and impairment charges and discontinued operations	$0.11	$0.48
Restructuring and impairment charges	(0.04)	—
Income from continuing operations	0.07	0.48
Discontinued Operations:
Income from discontinued AIMCOR operations	0.02	—
Estimated loss on disposal of discontinued AIMCOR operations	(0.31)	—

Basic Net Income (Loss) per share	$(0.22)	$0.48

Weighted average number of basic shares outstanding	42,210,244	44,379,086

Diluted Net Income (Loss) per share:

Diluted income per share before restructuring and impairment charges and discontinued operations	$0.11	$0.48
Restructuring and impairment charges	(0.04)	—
Income from continuing operations	0.07	0.48
Discontinued Operations:
Income (loss) from discontinued AIMCOR operations	0.02	(0.01)
Estimated loss on disposal of discontinued AIMCOR operations	(0.31)	—

Diluted Net Income (Loss) per share	$(0.22)	$0.47

Weighted average number of diluted shares outstanding	42,608,676	44,829,438

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in Thousands )

Unaudited

	For the three months ended September 30,
	2003	2002
Net sales and revenues:
Net sales	$338,361	$347,808
Time charge income	56,552	54,134
Miscellaneous	6,803	6,817
	401,716	408,759

Cost and expenses:
Cost of sales	290,308	277,950
Depreciation	14,997	14,727
Selling, general and administrative	43,481	39,138
Provision for losses on instalment notes	4,907	2,798
Postretirement benefits	2,053	4,379
Interest expense	40,096	38,166
Amortization of other intangibles	1,586	1,716
Restructuring and impairment charges	1,650	—
	399,078	378,874

Income from continuing operations before income tax expense	2,638	29,885

Income tax benefit (expense)	429	(8,514)

Income from continuing operations	3,067	21,371

Discontinued Operations:
Income (loss) from discontinued operations, net of tax expense (benefit) of $597 and ($270)	938	(244)
Estimated loss on disposal of discontinued operations, net of tax benefit of $5,991	(13,263)	—

Net Income (Loss)	$(9,258)	$21,127

Add (deduct) Restructuring and Impairment Charges and Discontinued Operations, net of tax:
Restructuring and impairment charges	$1,727	$—
(Income) loss from discontinued operations	(938)	244
Estimated loss on disposal of discontinued operations	13,263	—

Income before restructuring and impairment charges and discontinued operations	$4,794	$21,371

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT

($ in Thousands)

Unaudited

	For the three months ended September 30,
	2003	2002

NET SALES AND REVENUES:
Homebuilding	$66,968	$68,760
Financing	61,108	62,013
Industrial Products	189,458	190,894
Natural Resources	82,573	90,532
Other	6,164	1,426
Consolidating Eliminations	(4,555)	(4,866)
	$401,716	$408,759

OPERATING INCOME (LOSS):
Homebuilding	$(1,113)	$4,812
Financing	11,897	15,685
Industrial Products	11,223	9,606
Natural Resources	(9,879)	11,314
Consolidating eliminations	(678)	(1,562)
Segment operating income	11,450	39,855
General corporate expense	2,208	5,421
Senior debt interest expense	6,604	4,549
Income from continuing operations before income tax expense	$2,638	$29,885

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT EXCLUDING

RESTRUCTURING AND IMPAIRMENT CHARGES AND DISCONTINUED OPERATIONS

($ in Thousands)

Unaudited

	For the three months ended September 30,
	2003	2002

PRO FORMA OPERATING INCOME (LOSS): (1)
Homebuilding	$(1,113)	$4,812
Financing	11,897	15,685
Industrial Products	11,223	9,606
Natural Resources	(9,879)	11,314
Consolidating eliminations	(678)	(1,562)

Segment operating income	11,450	39,855
General corporate expense	558	5,421
Senior debt interest expense	6,604	4,549

Pro forma pre-tax operating income	4,288	29,885
Add (deduct):
Restructuring and impairment charges (3)	(1,650)	—

Income from continuing operations before income tax expense	$2,638	$29,885

EBITDA: (2)
Homebuilding	$41	$5,983
Financing	13,611	17,483
Industrial Products	18,155	17,941
Natural Resources	(6,172)	15,202
Other	(1,201)	(6,151)

EBITDA	$24,434	$50,458

FREE CASH FLOW: (4)
Cash flow from continuing operating activities	45,230	11,733
Less: Additions to property, plant and equipment, net of retirements	(14,037)	(21,692)
Cash flow from discontinued operations, net of additions to PP&E	(19,839)	(796)
Free cash flow	$11,354	$(10,755)

(1)          Management believes these financial measures provide improved comparability and consistency associated with recurring operating results.

(2)          Refer to footnote (2) on page 5, “Reconciliation of GAAP results to Non-GAAP results”

(3)          Impairment charges relate to the write-down of the Corporate building held for sale.

(4)          Free Cash Flow, which is a non-GAAP financial measure, equals net cash provided by operating activities less net cash used in acquiring property, plant and equipment, net of retirements.  This measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flow as determined in accordance with accounting principles generally accepted in the United States of America.  The Company’s management uses Free Cash Flow as one of several key operating statistics to evaluate the operating performance of its business.  The Company believes Free Cash Flow is used by some investors, analysts, lenders and others parties to measure the Company’s performance over time. The Company’s management also uses this metric to measure cash flows generated from operations that could be used to service debt, fund future capital expenditures, pay dividends or pay taxes.  Free Cash Flow does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Free Cash Flow as presented herein may not be comparable to similarly titled measures reported by other companies.  Therefore, in evaluating Free Cash Flow data, investors should consider, among other factors: the non-GAAP nature of Free Cash Flow data; the GAAP financial statement amounts; actual cash flows and results of operations; the actual availability of funds for debt service, capital expenditures and working capital; and the comparability of our Free Cash Flow data to similarly titled measures reported by other companies.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP (1) RESULTS TO NON-GAAP RESULTS

($ in Thousands)

Unaudited

	For the three months ended September 30,
	2003	2002
Reconciliation of EBITDA to Net (Loss) Income

EBITDA: (2)	$24,434	$50,458
Add (deduct) :
Depreciation	(14,997)	(14,727)
Amortization of definite lived intangibles	(1,586)	(1,716)
Postretirement benefits expense in excess of cash payments	3,041	419
Non-cash restructuring and impairment charges	(1,650)	—
Senior debt interest expense	(6,604)	(4,549)
Income tax benefit (expense)	429	(8,514)
Discontinued operations, net of tax	(12,325)	(244)
Net (loss) income	$(9,258)	$21,127

Reconciliation of EBITDA to Cash Flow Provided by Continuing Operations

EBITDA (2)	$24,434	$50,458
Add (deduct) :
Senior debt interest expense	(6,604)	(4,549)
Income tax benefit (expense)	429	(8,514)
Provision for deferred income taxes	(1,852)	2,816
Provision for other long term liabilities	(3,855)	(3,080)
Amortization of debt expense	1,564	1,216
Other changes in working capital (3)	31,114	(26,614)
Cash flow provided by continuing operations	$45,230	$11,733

(1)   Generally accepted accounting principles

(2)   EBITDA is defined as earnings before senior debt interest expense, income taxes, depreciation, amortization, postretirement benefits in excess of (or less than) cash payments, non-cash restructuring and impairment charges, discontinued operations, cumulative effect of change in accounting principle and other non-recurring charges as specifically identified.  EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operating activities, each as determined in accordance with GAAP.  Moreover, EBITDA does not necessarily indicate whether cash flow activities will be sufficient for items such as working capital or debt service or to react to industry changes or changes in the economy in general.  The amounts included in the EBITDA calculation are derived from amounts included in the historical statements of income data.  We believe that EBITDA is one of many measures commonly used to evaluate a company’s performance and its performance relative to its financial obligations.  In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value.  Further we believe that EBITDA assists investors in comparing a company’s performance on a consistent basis and EBITDA is used by our lenders to confirm compliance with our loan covenants, by rating agencies in helping access our credit rating and by other parties to measure the company’s performance over time.  Because our method for calculating EBITDA may differ from other companies’ methods, the EBITDA measures presented by us may not be comparable to similarly titled measures reported by other companies.   Therefore, in evaluating EBITDA data, investors should consider, among other factors: the non-GAAP nature of EBITDA data; the GAAP financial statement amounts; actual cash flows and results of operations; the actual availability of funds for debt service, capital expenditures and working capital; and the comparability of our EBITDA data to similarly titled measures reported by other companies.

(3)   Consists of short-term investments, marketable securities, installment notes receivable, receivables, inventories, prepaid expenses, accounts payable, accrued expenses, income taxes payable and accrued interest

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE

Unaudited

	For the nine months ended September 30,
	2003	2002

Basic Net Income (Loss) per share:

Basic income per share before special items, discontinued operations and cumulative effect of change in accounting principle	$0.49	$1.24
Special Items:
Sloss bad debt charge-off	—	(0.03)
Restructuring and impairment charges	(0.13)	—
Litigation expense	(0.12)	—
Income tax settlement	0.49	—
Income from continuing operations	0.73	1.21
Discontinued Operations:
Income from discontinued AIMCOR operations	0.09	0.12
Estimated loss on disposal of discontinued AIMCOR operations	(1.40)	—
Cumulative effect of change in accounting principle	0.01	(2.84)

Basic Net Loss per share	$(0.57)	$(1.51)

Weighted average number of basic shares outstanding	43,375,050	44,307,696

Diluted Net Income (Loss) per share:

Diluted income per share before special items, discontinued operations and cumulative effect of change in accounting principle	$0.49	$1.23
Special Items:
Sloss bad debt charge-off	—	(0.04)
Restructuring and impairment charges	(0.13)	—
Litigation expense	(0.12)	—
Income tax settlement	0.49	—
Income from continuing operations	0.73	1.19
Discontinued Operations:
Income from discontinued AIMCOR operations	0.09	0.12
Estimated loss on disposal of discontinued AIMCOR operations	(1.40)	—
Cumulative effect of change in accounting principle	0.01	(2.81)

Diluted Net Loss per share	$(0.57)	$(1.50)

Weighted average number of diluted shares outstanding	43,677,284	44,758,808

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in Thousands )

Unaudited

	For the nine months ended September 30,
	2003	2002
Net sales and revenues:
Net sales	$993,694	$987,662
Time charge income	163,552	165,490
Miscellaneous	16,972	15,570
	1,174,218	1,168,722

Cost and expenses:
Cost of sales	836,285	776,541
Depreciation	45,492	44,199
Selling, general and administrative	129,784	129,207
Provision for losses on instalment notes	11,243	9,074
Postretirement benefits	6,302	13,128
Interest expense	110,849	117,075
Amortization of other intangibles	4,684	5,503
Litigation expense	6,500	—
Restructuring and impairment charges	7,537	—
	1,158,676	1,094,727

Income from continuing operations before income tax expense	15,542	73,995
Income tax benefit (expense) (1)	16,285	(20,582)

Income from continuing operations	31,827	53,413

Discontinued Operations:
Income from discontinued operations, net of tax of $2,387 and $3,010	4,051	5,411
Estimated loss on disposal of discontinued operations, net of tax benefit of $31,676	(60,963)	—
Cumulative effect of change in accounting principle, net of income tax expense (benefit) of $123 & ($75,053)	376	(125,947)

Net Loss	$(24,709)	$(67,123)

Add (Deduct) Special Items, Discontinued Operations and Cumulative Effect of Change in Accounting Principle, net of tax:
Sloss bad debt charge-off	$—	$1,676
Restructuring and impairment charges	5,834	—
Litigation expense	5,031	—
Income tax settlement	(21,425)	—
(Income) from discontinued operations	(4,051)	(5,411)
Estimated loss on disposal of discontinued operations	60,963	—
Cumulative effect of change in accounting principle	(376)	125,947

Income before special items, cumulative effect of change in accounting principle, and discontinued operations	$21,267	$55,089

(1) 2003 includes the tax benefit related to the income tax settlement.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT

($ in Thousands)

Unaudited

	For the nine months ended September 30,
	2003	2002

NET SALES AND REVENUES:
Homebuilding	$206,467	$199,873
Financing	180,243	183,073
Industrial Products	524,199	531,109
Natural Resources	264,388	262,661
Other	14,128	6,531
Consolidating Eliminations	(15,207)	(14,525)
	$1,174,218	$1,168,722

OPERATING INCOME (LOSS):
Homebuilding	$4,243	$11,921
Financing	41,184	41,208
Industrial Products	5,329	33,117
Natural Resources	(10,513)	23,270
Consolidating eliminations	(2,035)	(3,259)
Segment operating income	38,208	106,257
General corporate expense	8,295	18,509
Senior debt interest expense	14,371	13,753
Income from continuing operations before income tax expense	$15,542	$73,995

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT EXCLUDING

RESTRUCTURING, IMPAIRMENT, OTHER CHARGES / CREDITS AND DISCONTINUED OPERATIONS

($ in Thousands)

Unaudited

	For the nine months ended September 30,
	2003	2002

PRO FORMA OPERATING INCOME (LOSS): (1)
Homebuilding	$4,243	$11,921
Financing	41,184	41,208
Industrial Products	17,716	33,117
Natural Resources	(10,513)	25,848
Consolidating eliminations	(2,035)	(3,259)

Segment operating income	50,595	108,835
General corporate expense	6,645	18,509
Senior debt interest expense	16,871	13,753

Pro forma pre-tax operating income	27,079	76,573
Add (deduct):
Restructuring and impairment charges (3)	(7,537)	—
Litigation expense (4)	(6,500)	—
Interest accrual reversal on income tax settlement (5)	2,500	—
Other charges (6)	—	(2,578)

Income from continuing operations before income tax expense	$15,542	$73,995

EBITDA: (2)
Homebuilding	$7,416	$15,535
Financing	46,346	46,568
Industrial Products	32,031	59,376
Natural Resources	1,989	33,164
Other	(8,126)	(18,548)
EBITDA	$79,656	$136,095

FREE CASH FLOW: (7)
Cash flow from continuing operating activities	13,604	51,304
Less: Additions to property, plant and equipment, net of retirements	(44,285)	(50,210)
Cash flow from discontinued operations, net of additions to PP&E	(8,770)	5,303
Free cash flow	$(39,451)	$6,397

(1)	Management believes these financial measures provide improved comparability and consistency associated with recurring operating results.
(2)	Refer to footnote (2) on page 5, “Reconciliation of GAAP results to Non-GAAP results”
(3)

Restructuring and impairment charges consisted of $5.9 million charge for the closure of the U.S. Pipe Castings plant in Anniston, AL and a $1.7 million charge for the writedown of the Corporate building held for sale.

(4)	Litigation expense for matter at U.S. Pipe
(5)	Interest expense portion of tax settlement
(6)	Other Charges in 2002 consisted of $2.6 million charge for bad debt write off related to customer bankruptcy at Sloss in Natural Resources
(7)

Free Cash Flow, which is a non-GAAP financial measure, equals net cash provided by operating activities less net cash used in acquiring property, plant and equipment, net of retirements.  This measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flow as determined in accordance with accounting principles generally accepted in the United States of America.  The Company’s management uses Free Cash Flow as one of several key operating statistics to evaluate the operating performance of its business.  The Company believes Free Cash Flow is used by some investors, analysts, lenders and others parties to measure the Company’s performance over time. The Company’s management also uses this metric to measure cash flows generated from operations that could be used to service debt, fund future capital expenditures, pay dividends or pay taxes.  Free Cash Flow does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Free Cash Flow as presented herein may not be comparable to similarly titled measures reported by other companies.  Therefore, in evaluating Free Cash Flow data, investors should consider, among other factors: the non-GAAP nature of Free Cash Flow data; the GAAP financial statement amounts; actual cash flows and results of operations; the actual availability of funds for debt service, capital expenditures and working capital; and the comparability of our Free Cash Flow data to similarly titled measures reported by other companies.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP (1) RESULTS TO NON-GAAP RESULTS

($ in Thousands)

Unaudited

	For the nine months ended September 30,
	2003	2002
Reconciliation of EBITDA to Net (Loss) Income

EBITDA: (2)	$79,656	$136,095
Add (Deduct):
Depreciation	(45,492)	(44,199)
Amortization of definite lived intangibles	(4,684)	(5,503)
Postretirement benefits expense in excess of (less than) cash payments	6,783	(1,223)
Non-cash restructuring and impairment charges	(6,350)	—
Senior debt interest expense	(14,371)	(13,753)
Income tax benefit (expense)	16,285	(20,582)
Other Charges - Bad debt write-off at Sloss Industries	—	2,578
Cumulative effect of change in accounting principle, net of tax	376	(125,947)
Discontinued operations, net of tax	(56,912)	5,411
	$(24,709)	$(67,123)

Reconciliation of EBITDA to Cash Flow Provided by Continuing Operations

EBITDA (2)	$79,656	$136,095
Add (deduct) :
Senior debt interest expense	(14,371)	(13,753)
Income tax benefit (expense)	16,285	(20,582)
Other Charges - Bad debt write-off at Sloss Industries	—	2,578
Provision for deferred income taxes	3,987	11,745
Provision for other long term liabilities	(3,182)	(4,115)
Amortization of debt expense	4,451	3,802
Other changes in working capital (3)	(73,222)	(64,466)
Cash flow provided by continuing operations	$13,604	$51,304

(1)	Generally accepted accounting principles
(2)

EBITDA is defined as earnings before senior debt interest expense, income taxes, depreciation, amortization, postretirement benefits in excess of (or less than) cash payments, non-cash restructuring and impairment charges, discontinued operations, cumulative effect of change in accounting principle and other non-recurring charges as specifically identified.  EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operating activities, each as determined in accordance with GAAP.  Moreover, EBITDA does not necessarily indicate whether cash flow activities will be sufficient for items such as working capital or debt service or to react to industry changes or changes in the economy in general.  The amounts included in the EBITDA calculation are derived from amounts included in the historical statements of income data.  We believe that EBITDA is one of many measures commonly used to evaluate a company’s performance and its performance relative to its financial obligations.  In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value.  Further we believe that EBITDA assists investors in comparing a company’s performance on a consistent basis and EBITDA is used by our lenders to confirm compliance with our loan covenants, by rating agencies in helping access our credit rating and by other parties to measure the company’s performance over time.  Because our method for calculating EBITDA may differ from other companies’ methods, the EBITDA measures presented by us may not be comparable to similarly titled measures reported by other companies.Therefore, in evaluating EBITDA data, investors should consider, among other factors: the non-GAAP nature of EBITDA data; the GAAP financial statement amounts; actual cash flows and results of operations; the actual availability of funds for debt service, capital expenditures and working capital; and the comparability of our EBITDA data to similarly titled measures reported by other companies.

(3)

Consists of short-term investments, marketable securities, installment notes receivable, receivables, inventories, prepaid expenses, accounts payable, accrued expenses, income taxes payable and accrued interest

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in Thousands)

Unaudited

	September 30, 2003	December 31, 2002	September 30, 2002
ASSETS
Cash and cash equivalents	$19,247	$13,361	$24,530
Short-term investments, restricted	107,224	97,886	135,993
Marketable securities	652	1,610	1,926
Instalment notes receivable, net	1,743,428	1,717,723	1,709,319
Receivables, net	207,704	192,361	223,690
Inventories	218,818	208,186	199,775
Prepaid expenses	8,367	8,316	11,390
Property, plant and equipment, net	410,529	415,654	414,920
Assets held for sale	10,521	12,171	12,171
Assets of discontinued operations held for sale	263,911	312,037	294,706
Investments	6,747	6,629	6,687
Unamortized debt expense	38,075	35,253	36,209
Other long-term assets, net	39,883	37,132	31,709
Goodwill and other intangibles, net	153,866	158,550	160,273
	$3,228,972	$3,216,869	$3,263,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$114,413	$113,107	$118,887
Accrued expenses	112,710	109,707	117,320
Income taxes payable	30,567	51,308	60,974
Debt:
Mortgage-backed/asset-backed notes	1,849,492	1,776,020	1,807,886
Other senior debt	321,753	308,900	332,000
Accrued interest	34,231	33,152	33,078
Liabilities of discontinued operations held for sale	60,551	61,126	45,031
Deferred income taxes	15,948	11,645	39,686
Accumulated postretirement benefits obligation	289,619	296,402	297,401
Other long-term liabilities	115,665	116,508	40,432
Stockholders’ equity	284,023	338,994	370,603
	$3,228,972	$3,216,869	$3,263,298

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in Thousands)

Unaudited

	For the nine months ended September 30,
	2003	2002

OPERATING ACTIVITIES

Income from continuing operations	$31,827	$53,413

Adjustments to reconcile income to net cash provided by (used in) continuing operations:
Depreciation	45,492	44,199
Provision for deferred income taxes	3,987	11,745
Accumulated postretirement benefits obligation	(6,783)	1,223
Provision for other long-term liabilities	(3,182)	(4,115)
Amortization of other intangibles	4,684	5,503
Amortization of debt expense	4,451	3,802
Restructuring charges	6,350	—

Decrease (increase) in assets:
Short-term investments, restricted	(9,338)	(9,242)
Marketable securities	958	(427)
Instalment notes receivable, net	(25,705)	(19,546)
Receivables, net	(15,343)	(54,038)
Inventories	(10,632)	11,368
Prepaid expenses	(51)	(4,926)
Increase (decrease) in liabilities:
Accounts payable	1,306	31,760
Accrued expenses	5,245	(16,742)
Income taxes payable	(20,741)	(5,239)
Accrued interest	1,079	2,566
Cash flows provided by continuing operations	13,604	51,304

Cash flows provided by discontinued operations	2,893	8,745

Cash flows provided by operating activities	16,497	60,049

INVESTING ACTIVITIES
Additions to property, plant and equipment, net of retirements	(44,285)	(50,210)
(Increase) Decrease in investments and other assets, net	(2,869)	11,270
Additions to property, plant and equipment of discontinued operations	(11,663)	(3,442)
Cash flows used in investing activities	(58,817)	(42,382)

FINANCING ACTIVITIES
Issuance of debt	1,041,201	435,509
Retirement of debt	(954,876)	(437,565)
Additions to unamortized debt expense	(7,273)	(93)
Purchases of treasury stock	(27,566)	(1,263)
Dividends paid	(3,884)	(3,983)
Exercise of employee stock options	604	2,722
Cash flows provided by (used in) financing activities	48,206	(4,673)

Net increase in cash and cash equivalents	5,886	12,994
Cash and cash equivalents at beginning of period	13,361	11,536
Cash and cash equivalents at end of period	$19,247	$24,530

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